Exhibit 23

            Consent of Independent Registered Public Accounting Firm



         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-61487) of Norwood Financial Corp. of our report dated January 21, 2005, relating to the consolidated financial statements, which appears in the Annual Report to Stockholders, which is incorporated by reference in this Annual Report on Form 10-K.


                                                    /s/ Beard Miller Company LLP


Reading, Pennsylvania
March 21, 2005